UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 28, 2005


                             CHARMING SHOPPES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


        PENNSYLVANIA               000-07258                     23-1721355
        ------------               ---------                     ----------
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)


             450 WINKS LANE, BENSALEM, PA             19020
             ----------------------------             -----
        (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code (215) 245-9100
                                                           --------------


                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry Into a Material Definitive Agreement.

         On July 28, 2005, Charming Shoppes, Inc. (the "Company"), together with certain of its subsidiaries, including Charming Shoppes of Delaware, Inc., CSI Industries, Inc., FB Apparel, Inc., Catherines Stores Corporation, Lane Bryant, Inc., and Crosstown Traders, Inc. (collectively, the "Borrowers"), entered into a Second Amended and Restated Loan and Security Agreement (the "Loan Agreement") with Wachovia Bank, National Association, as Administrative Agent for itself and the lenders that are parties to the Loan Agreement (the "Agent") and certain of the Company's subsidiaries, as guarantors. The Loan Agreement amended and restated the Amended and Restated Loan and Security Agreement (the "Existing Agreement"), dated January 29, 2004, among the Borrowers (other than the Crosstown Traders, Inc.), the Agent and the lenders party thereto. All capitalized terms used herein without definition have the meanings ascribed to such terms in the Loan Agreement.

         The Loan Agreement, as amended, provides for, among other things: (i) an increase in the maximum amount available under the Revolving Credit facility from $300 million to $375 million, which is to be used for working capital purposes as well as for other general corporate purposes (including the issuance of letters of credit), (ii) a change in the Borrowing Base under the Existing Agreement, (iii) an amendment to certain covenants under the Existing Agreement, and (iv) the inclusion as parties to the Loan Agreement of Crosstown Traders, Inc. and its subsidiaries, which were acquired by the Company on June 2, 2005 and which had joined the Existing Agreement pursuant to an Amendment and Joinder dated as of June 2, 2005. The Loan Agreement provides for an increase in the Lenders' Commitments from $300 million to $375 million. The Loan Agreement also provides that up to $300 million of the $375 million aggregate Commitments may be used for Letters of Credit. In addition, the Company may request, subject to compliance with certain conditions, additional revolving credit commitments from the lenders up to $500 million in the aggregate. The credit facility under the Loan Agreement will be available to the Borrowers until July 28, 2010.

         Prime Rate Loans will bear interest at the Agent's prime rate plus the Applicable Margin; and (ii) Eurodollar Rate Loans will bear interest at LIBOR as adjusted for the Reserve Percentage (as defined in the Loan Agreement) plus the Applicable Margin. The Applicable Margin under the Loan Agreement will be adjusted each fiscal month based on the Monthly Average Excess Availability (as defined in the Loan Agreement).

         The following financial institutions were parties to the Existing Agreement in the following capacities: Congress Financial Corporation acted as the administrative agent, collateral agent and joint bookrunner; J.P. Morgan Business Credit Corp., acted as the co-documentation agent, joint lead arranger and joint bookrunner; Wachovia Bank, National Association was joint lead arranger: and Bank of America, N.A., and Fleet Retail Group, Inc., acted as co-documentation agents. The following financial institutions are parties to the Loan Agreement in the following capacities: Wachovia Bank, National Association, as administrative agent; Wachovia Capital Markets LLC, J.P. Morgan Securities Inc., and Banc of America Securities LLC, as joint lead arrangers and bookrunners; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as syndication agents; and Wells Fargo Foothill LLC, as documentation agent. Certain of the lenders under the Loan Agreement were also lenders under the Existing Agreement. In addition, certain of the lenders under the Loan Agreement provide banking services to the Borrowers not specifically outlined in the Loan Agreement.

         The Loan Agreement provides for customary representations and warranties and affirmative covenants. The Loan Agreement also contains customary negative covenants providing limitations, subject to negotiated exceptions, for: sales of assets; encumbrances; indebtedness; loans, advances and investments; acquisitions; guarantees; new subsidiaries; dividends and redemptions; transactions with affiliates; maintenance of the end of fiscal years and fiscal quarters; change in business; limitation of restrictions affecting subsidiaries; credit card agreements; private label credit cards; and change in control of the Company's Subsidiaries. If at any time the Excess Availability is less than ten percent of the Borrowing Base, then the Parent and its Subsidiaries, on a consolidated basis, will, when measured as of the fiscal quarter most recently ended for which the Agent has received financial statements, for the four immediately preceding consecutive fiscal quarters then ended, be required to maintain a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00.

         The Loan Agreement provides the Agent with certain rights and remedies if there is an occurrence of one or more Events of Default under the Loan Agreement. Under certain conditions, the Commitments may be reduced or terminated by the Lenders and the obligation by the Borrowers to repay amounts outstanding under the Loan Agreement may be accelerated. Such Events of Default include, among other things: failure to pay any principal, interest or other Obligations when due or after the expiration of any applicable cure and grace periods; a material breach of any representation or warranty or a statement of fact that is false or misleading in any material respect; any Guarantor revokes or terminates its guaranty in favor of the Agent; bankruptcy, insolvency, written admission of an inability to pay debts, material judgments rendered against any Obligor; certain ERISA events; or a Change of Control.

     In connection with the Loan Agreement, the Borrowers and the subsidiaries of Charming Shoppes, Inc. executed and delivered to the Agent a Second Amended and Restated Guaranty (the "Guaranty"). Pursuant to the Guaranty, the Borrowers and most of the subsidiaries of Charming Shoppes, Inc., jointly and severally guaranteed the borrowings and obligations under the Loan Agreement, subject to the standard insolvency limitations. Under the Guaranty, collateral for the borrowings under the Loan Agreement consist of pledges by the Company and its subsidiaries of the capital stock of each such entity's subsidiaries. The Loan Agreement also provides that the Agent will have a security interest in substantially all assets of the Borrowers and their direct and indirect subsidiaries but excluding, among other things, Equipment, Real Property, stock or other equity of Excluded Subsidiaries, and assets of Excluded Subsidiaries. Excluded Subsidiaries are not Guarantors under the Loan Agreement and the Guaranty. While Fashion Services Corp. is an Excluded Subsidiary and is not party to the Guaranty, its shares of capital stock have been pledged by the Company to the Agent.

         The foregoing description of the material terms and conditions of the Loan Agreement is only a summary of such terms and conditions and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The information set forth in "Item 1.01. Entry Into a Material Definitive Agreement" of this Report on Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.


Item 9.01. Financial Statements and Exhibits.

         (c)  Exhibits.

         10.1 Second Amended and Restated Loan and Security Agreement, dated July 28, 2005, by and among Charming Shoppes, Inc., Charming Shoppes of Delaware, Inc., CSI Industries, Inc., FB Apparel, Inc., Catherines Stores Corporation, Lane Bryant, Inc., and Crosstown Traders, Inc. as borrowers; a syndicate of banks and other financial institutions as lenders, including Wachovia Bank, National Association as agent for the lenders; and certain of the Company's subsidiaries as guarantors.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               CHARMING SHOPPES, INC.
                                               ----------------------
                                                    (Registrant)

Date:  August 3, 2005                          By:  /S/ ERIC M. SPECTER
                                                   --------------------
                                                   Eric M. Specter
                                                   Executive Vice President
                                                   Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

   10.1 Second Amended and Restated Loan and Security Agreement, dated July 28, 2005, by and among Charming Shoppes, Inc., Charming Shoppes of Delaware, Inc., CSI Industries, Inc., FB Apparel, Inc., Catherines Stores Corporation, Lane Bryant, Inc., and Crosstown Traders, Inc. as borrowers; a syndicate of banks and other financial institutions as lenders, including Wachovia Bank, National Association as agent for the lenders; and certain of the Company's subsidiaries as guarantors.